Item 77M - DWS RREEF Real Estate Securities
Fund, DWS RREEF Global Real Estate
Securities Fund, NY Tax Free Money Fund and
Tax Free Money Fund Investment

DWS RREEF Real Estate Securities Fund

On April 29, 2011, DWS RREEF Real Estate
Securities Fund (the "Predecessor Fund"), a series of DWS Advisor Funds, a Massachusetts business trust (Registration Nos. 033-07404 and 811-04760), was reorganized into DWS RREEF Real Estate
Securities Fund (the "Acquiring Fund"), a corresponding newly created "shell" series of DWS
Securities Trust, a Massachusetts business trust
(Registration Nos. 002-36238 and 811-02021).  On
the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing corporation of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
June 30, 2011 is reported on the Form N-SAR filed by the Acquiring Fund for the same period.

DWS RREEF Global Real Estate Securities
Fund

On April 29, 2011, DWS RREEF Global Real
Estate Securities Fund (the "Predecessor Fund"), a series of DWS Advisor Funds, a Massachusetts business trust (Registration Nos. 033-07404 and 811-04760), was reorganized into DWS RREEF
Global Real Estate Securities Fund (the "Acquiring
Fund"), a corresponding newly created "shell" series of DWS Securities Trust, a Massachusetts business trust (Registration Nos. 002-36238 and 811-02021). On the Effective Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring Fund. With the exception of the differing corporation of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
June 30, 2011 is reported on the Form N-SAR filed by the Acquiring Fund for the same period.

NY Tax Free Money Fund

On April 29, 2011, NY Tax Free Money Fund (the
"Predecessor Fund"), a series of DWS Advisor
Funds, a Massachusetts business trust (Registration
Nos. 033-07404 and 811-04760), was reorganized
into NY Tax Free Money Fund (the "Acquiring
Fund"), a corresponding newly created "shell" series of DWS Money Market Trust, a
Massachusetts business trust (Registration Nos.
002-78122 and 811-03495). On the Effective Date, all of the assets and liabilities of the Predecessor
Fund were transferred to the Acquiring Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
June 30, 2011 is reported on the Form N-SAR filed by the Acquiring Fund for the same period.

Tax Free Money Fund Investment

On April 29, 2011, Tax Free Money Fund
Investment (the "Predecessor Fund"), a series of
DWS Advisor Funds, a Massachusetts business trust (Registration Nos. 033-07404 and 811-04760), was reorganized into Tax Free Money Fund
Investment (the "Acquiring Fund"), a corresponding newly created "shell" series of DWS Money Market
Trust, a Massachusetts business trust (Registration
Nos. 002-78122 and 811-03495).  On the Effective
Date, all of the assets and liabilities of the Predecessor Fund were transferred to the Acquiring
Fund. With the exception of the differing trust of which it is a series, the Acquiring Fund is substantially similar to its corresponding
Predecessor Fund.

All financial and other relevant information for the Predecessor Fund for the six-month period ended
June 30, 2011 is reported on the Form N-SAR filed by the Acquiring Fund for the same period.